Exhibit 99.2

Collectors Universe and Investor Group Led by Entrepreneur and Collector Nat Turner Amend and Restate Merger Agreement to Increase Offer Price to $92.00 Per Share in Cash

“Best and Final” Offer Represents an Approximately 32% Premium to Closing Share Price on November 25, 2020

Collectors Universe Board Unanimously Recommends Shareholders Tender Shares

Tender Offer Extended to February 3, 2021

NEWPORT BEACH, Calif., January 20, 2021 – Collectors Universe (NASDAQ: CLCT) (“Collectors Universe” or the “Company”), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, and the investor group led by entrepreneur and sports card collector Nat Turner, D1 Capital Partners L.P., and Cohen Private Ventures, LLC (the “Investor Group”), today announced that they have entered into an amended and restated merger agreement under which Cards Acquisition Inc., an affiliate of the Investor Group, has increased its offer to acquire all outstanding shares of Collectors Universe to a “best and final” offer of $92.00 per share in cash.

The “best and final” offer represents an approximately 32% premium to Collectors Universe’s unaffected share price on November 25, 2020, the last full trading day before the transaction was announced, and a premium of 18% to the Company’s closing share price on January 19, 2021. The offer, which is not subject to any financing contingency, values Collectors Universe at approximately $853 million. The Collectors Universe Board of Directors unanimously approved the revised agreement and recommends that all shareholders tender their shares in the offer.

A.J. “Bert” Moyer, Chairman of the Collectors Universe Board of Directors, said, “This enhanced, ‘best and final’ offer recognizes the strong momentum in our business and provides certainty of value in an uncertain economic environment. While the Board has a high degree of confidence in management’s plan, it also believes that there is a significant risk that the Company’s recent growth rate will decline over time. For these reasons, the Board continues to believe that this transaction and the certainty it provides is in the best interest of shareholders.”

“With this ‘best and final’ offer, we are pleased to have reached an agreement that delivers material incremental value for Collectors Universe shareholders,” said Mr. Turner. “We look forward to applying our collective experience scaling technology businesses and extensive knowledge of the collectibles space to expand the Company’s operational capacity and technological capabilities.”

Collectors Universe shareholders who have already effectively accepted the offer by tendering their shares are not required to take further action in order to receive the increased offer price. The tender offer commenced on December 17, 2020. It is subject to certain limited and customary conditions, including the tender by Collectors Universe shareholders of at least one share more than 50% of Collectors Universe’s issued and outstanding shares of common stock. The tender is more completely described in the Schedule 14D-9 previously filed by Collectors Universe with the Securities and Exchange Commission on December 17, 2020, and the subsequent amendments thereto.

Cards Acquisition Inc.’s tender offer statement on Schedule TO, as well as Collectors Universe’s solicitation/recommendation statement on Schedule 14D-9, will be amended to reflect the revised terms of the transaction. The tender offer is now scheduled to expire at one minute after 11:59 p.m., Eastern Time, at the end of the day on February 3, 2021.

In a separate press release, the Company also announced preliminary financial results for the second quarter ended December 31, 2020.

Broadridge Corporate Issuer Solutions, Inc., the depositary for the tender offer, has advised that as of 5:00 p.m., New York time, on January 19, 2021, approximately 393,018 shares of Collectors Universe’s common stock (including certain shares held by Mr. Tuner but excluding 23,141 shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in satisfaction of such guarantee) have been validly tendered and not properly withdrawn pursuant to the tender offer (or, pursuant to the merger agreement, are counted as if they were tendered), representing approximately 4.34% of the outstanding shares of common stock.

Advisors

Houlihan Lokey is serving as financial advisor to the Company and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Allen & Company LLC is serving as financial advisor to the Investor Group and Sullivan & Cromwell LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com, and is also published in print.

About D1 Capital Partners

D1 Capital Partners is a global investment firm that operates across public and private markets. The firm combines the talent and operational excellence of a large, premier asset management firm with the flexible mandate and long-term time horizon of a family office. Founded in 2018 by Dan Sundheim, D1 focuses on investing in the global internet, technology, telecom, media, consumer, healthcare, financial, industrial, and real estate sectors.

About Cohen Private Ventures

Cohen Private Ventures invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding Collectors Universe’s expectations, beliefs or views about its pending acquisition by an investor group (the “Transaction”), including the anticipated timing of the Transaction; considerations taken into account by the Collectors Universe Board of Directors in approving the Transaction; and expectations for Collectors Universe’s operating plan and growth rate, all of which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which its business and its markets are subject, Collectors Universe’s future financial performance may differ, possibly significantly, from expectations regarding its future financial performance that are expressed in, or that may be implied or inferred from the discussion in, this news release. Those risks and uncertainties, and their possible impact on Collectors Universe’s future financial performance, include, but are not limited to, the following: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that a sufficient number of Collectors Universe’s shareholders do not tender their shares into the tender offer; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Collectors Universe; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; Collectors Universe’s continued dependence on its coins, and cards and autographs businesses, which historically have generated more than 90% of Collectors Universe’s total consolidated revenues and a substantial portion of its operating income, which make its operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect its coin revenues; the risk that Collectors Universe’s future operating results could deteriorate if recently released COVID-19 vaccines permit a return to more normal living and working conditions and consumer interest in its collectibles markets consequently declines; the risk that it may become necessary for Collectors Universe to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of its control or due to adverse financial performance and the cash needs of its business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of Collectors Universe’s control, which could lead to reductions in the demand for its collectibles authentication and grading services and, consequently, in its revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for Collectors Universe’s services; the risks that claims under Collectors Universe’s coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves that it maintains for such claims will prove to be inadequate, which could cause its gross profit margin and operating results to decline or cause Collectors Universe to incur operating losses; the risk that Collectors Universe’s strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling it to improve its profitability or may even cause Collectors Universe to incur significant losses; and the risks and added complexity of conducting business overseas.

Additional information regarding these risks and other risks and uncertainties to which its business is subject is contained in Item 1A, entitled “Risk Factors”, in Collectors Universe’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, which it filed with the SEC on August 26, 2020. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, Collectors Universe’s financial results in the future may differ from those currently expected due to additional risks and uncertainties of which it is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred in this news release or in or in Collectors Universe’s Annual or Quarterly Reports filed with the Securities and Exchange Commission (the “SEC”), which speak only as of their respective dates. Collectors Universe also disclaims any obligation to update or revise any of the forward-looking statements contained in this news release or in its Annual or Quarterly Reports that it has filed with the SEC as a result of new information, future events or otherwise, except as may be required by law or Nasdaq rules.

Contacts

Collectors Universe

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

949-224-3874

sheltonir@sheltongroup.com

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko / Eric Brielmann

212-355-4449

Investor Group

Gasthalter & Co.

Jonathan Gasthalter / Sam Fisher

212-257-4170